Exhibit 10(a)

                        IMPERIAL HOLLY CORPORATION

                  SCHEDULE OF EMPLOYMENT AGREEMENTS


Name                         Title                        Expiration Date
________________    _____________________________        _________________

I. H. Kempner, III   Chairman of the Board                  September 1,1997

J. C. Kempner        President, Chief Executive Officer     July 26, 1998
                       and Chief Financial Officer

R. W. Hill           Executive Vice President               July 26, 1998

H. J. Smith          Executive Vice President,              October 29, 1997
                       Sales and Marketing

W. F. Schwer         Senior Vice President, Secretary       July 26, 1998
                       and General Counsel